FOR IMMEDIATE RELEASE

Contact:	Jeffrey W. Farrar
Executive Vice President and CFO
(434) 964-2217
jfarrar@stellarone.com

                 STELLARONE REPORTS THIRD QUARTER EARNINGS UP 13.1% TO $6.3 MILLION OR $0.28 PER DILUTED SHARE

Charlottesville, VA October 21, 2013 –StellarOne Corporation (NASDAQ: STEL) (“StellarOne”), today reported third quarter 2013 net income of $6.3 million, or $0.28 net income per diluted common share. This represents a 13.1% increase over net income of $5.6 million or $0.24 per diluted common share recognized during the same quarter in the prior year, and remained constant as compared to net income of $6.3 million or $0.28 per diluted share in the second quarter of 2013.

For the nine months ended September 30, 2013, earnings were $18.5 million or $0.81 per diluted common share, up 16.2% compared to $15.9 million or $0.69 per diluted common share in 2012.

"Our third quarter results were indicative of continued positive momentum with improving asset quality measures, solid loan growth, expense management and stable revenues. As expected, mortgage revenues were impacted by a significant drop in refinance activity during the quarter. However, construction and purchase mortgage activity continue to be robust. Commercial loan growth and associated balance sheet growth mitigated the impact of the mortgage revenue contraction during the quarter. Asset quality measures continued to show incremental improvement, allowing for a continued reduction in loan loss provisioning expense for the quarter” said O. R. Barham, Jr., President and Chief Executive Officer.

On June 10, 2013 StellarOne announced that it will merge with Union First Market Bankshares Corporation (NASDAQ: UBSH, or “Union”), creating the largest community banking institution in the Commonwealth of Virginia. Under the terms of the agreement, Union will acquire StellarOne, with common shareholders of StellarOne receiving 0.9739 shares of Union common stock for each share of StellarOne. The transaction has received all regulatory approvals, but is subject to shareholder approvals with expected closing on or around January 1, 2014.

Third quarter financial performance highlights included:
  Earnings were impacted by $586 thousand in merger related expenses for the quarter associated with the announced merger with Union.
  Operating earnings for the quarter, excluding the impact of such merger costs, were $6.9 million or $0.30 per diluted share and the ROA and ROE associated with operating earnings were 0.89% and 6.38% or up from 0.74% and 5.21% when compared to the third quarter of 2012, respectively.
  Revenues remained stable, with net revenues totaling $32.0 million, up $300 thousand or 0.95% as compared to $31.7 million for third quarter last year.
  Total period end loans increased 10.2% compared to the third quarter of 2012 and 3.7% compared to the second quarter of 2013 due primarily to loan growth in the construction and commercial real estate portfolios.
  Nonperforming asset levels improved to $30.4 million, a decrease of $12.7 million or 29.4% from 2012, lowering the ratio of non-performing assets as a percentage of total assets to 0.99% as of September 30, 2013, compared to 1.46% as of September 30, 2012.
  Annualized net charge-offs as a percentage of average loans receivable amounted to 0.31% for the third quarter of 2013, up from 0.24% for the second quarter of 2013 and down from 0.42% for same quarter last year.
Growth in Average Earning Assets Supports Revenue Levels

Net interest income for the third quarter of 2013 was $24.8 million, up 2.2% compared to $24.3 million in the second quarter of 2013 and consistent with the $24.3 million for the third quarter of 2012. Average earning assets were $2.7 billion for the third quarter of 2013, up $53.2 million or 2.0% over the second quarter of 2013, and up $93.1 million or 3.5% over the third quarter of 2012. Average loans receivable were $2.3 billion for the third quarter of 2013, up $71.9 million or 3.3% over the second quarter of 2013, and up $186.9 million or 9.0% over the third quarter of 2012.

The net interest margin was 3.70% for the third quarter of 2013, compared to 3.73% for the second quarter of 2013 and 3.77% for the third quarter of 2012.  The average yield on earning assets for the current quarter decreased 7 basis points to 4.20% on a sequential basis.  Loan and investment yields contracted 10 basis points and 4 basis points, respectively, on a sequential basis.  Continued reductions in deposit costs contributed to a 3 basis point improvement in the cost of interest bearing liabilities sequentially, moving from 0.66% during the second quarter of 2013 to 0.63% during the third quarter of 2013.

Operating Noninterest Income Decreases on Mortgage Contraction

On an operating basis, which excludes gains and losses from sales and impairments of securities and other assets, total non-interest income amounted to $7.2 million for the third quarter of 2013, down $642 thousand or 8.2% on a sequential basis compared to $7.8 million for the second quarter of 2013, and down $177 thousand or 2.4% compared to the third quarter last year. The sequential quarter decrease in operating noninterest income stemmed largely from a reduction in mortgage revenues associated with reduced margins and loan production volumes from our mortgage segment.  The decrease for the same quarter compared to the prior year is also related to a reduction in mortgage revenues which was substantially offset by increases in wealth management fee income and retail banking fees.

Mortgage banking-related fees totaled $1.3 million for the third quarter of 2013, or down $601 thousand or 31.2% compared to $1.9 million for the second quarter of 2013 and down $538 thousand, or 28.9%, compared to $1.9 million in the same quarter in 2012. Of total mortgage originations for the quarter, 53.6% represented home purchases.  Loans sold in the third quarter of 2013 totaled $73.5 million or down $1.2 million or 1.7% from the $74.7 million sold during the second quarter of 2013. The mortgage segment contributed after-tax earnings of $414 thousand for the current quarter, compared to $701 thousand last quarter, and $587 thousand for same quarter last year.

Losses on foreclosed assets were $285 thousand for the quarter, a decrease of $96 thousand or 25.2% compared to $381 thousand for the same quarter in 2012.  Other operating income decreased $71 thousand compared to the same quarter in the prior year due to a contraction of revenues associated with commercial lending loan swap fee income.

Retail banking fee income totaled $3.5 million for the third quarter of 2013, an increase of $80 thousand or 2.3% sequentially and an increase of $326 thousand or 10.2% over the same quarter in 2012.  An increase in overdraft revenue led to the sequential increase, while an increase in interchange income and newly instituted fees contributed to the year over year increase.

Wealth management revenues from trust and brokerage fees for the third quarter of 2013 were $1.3 million or down $76 thousand or 5.5% on a sequential quarter basis and up $141 thousand or 12.0% when compared to the third quarter of 2012. The revenue increase year over year is a result of higher fee realizations and growth in assets. The sequential quarter decrease is related to lower fee realizations from brokerage services.  Fiduciary assets amounted to $538.3 million at September 30, 2013, compared to $539.7 million at June 30, 2013. After-tax earnings were $219 thousand for the quarter, compared to $271 thousand sequentially and $166 thousand for the same quarter last year.

Net Charge-Offs Decrease and Overall Asset Quality Improves

Non-performing assets totaled $30.4 million at September 30, 2013, up $228 thousand or 0.8% sequentially from $30.2 million at June 30, 2013 and down $12.7 million or 29.4% compared to $43.1 million at September 30, 2012.  The ratio of non-performing assets as a percentage of total assets dropped to 0.99% as of September 30, 2013, compared to 1.0% as of June 30, 2013 and was also down when compared to 1.46% at September 30, 2012.

Net charge-offs for the third quarter of 2013 totaled $1.7 million, increased $440 thousand or 33.9% compared to the $1.3 million for the second quarter of 2013 and down $443 million or 20.3% when compared to $2.2 million for the third quarter of 2012.  Annualized net charge-offs as a percentage of average loans receivable amounted to 0.31% for the third quarter of 2013, up from 0.24% for the second quarter of 2013 and down from 0.42% for the third quarter of 2012.  StellarOne recorded provision for loan losses of $200 thousand for the third quarter of 2013, an increase of $585 thousand compared to the $385 thousand recovery of provision for the second quarter of 2013 and a decrease of $1.7 million compared to the third quarter of 2012.  The decreased provisioning throughout 2013 is reflective of the continued improvement in underlying credit quality metrics used in measuring the risk inherent in the loan portfolio.

The allowance as a percentage of non-performing loans was 99.5% at September 30, 2013, or slightly lower than the 104.9% at June 30, 2013. The allowance for loan losses was $25.8 million at September 30, 2013, compared to $27.4 million at June 30, 2013. The allowance as a percentage of total loans was 1.14% at September 30, 2013, compared to 1.25% at June 30, 2013.

Foreclosed assets totaled $4.4 million at September 30, 2013, up $354 thousand or 8.6% compared to $4.1 million at June 30, 2013 and down $3.5 million or 43.7% compared to $7.9 million at September 30, 2012.

Included in the loan portfolio at September 30, 2013, are loans classified as troubled debt restructurings (“TDRs”) totaling $19.2 million or 0.85% of total loans.  TDRs were reduced sequentially by 6.8% or $1.4 million as compared to $20.6 million at June 30, 2013. At September 30, 2013, $17.8 million or 93.0% of total TDRs were performing under the modified terms.

Operating Expenses Increase on Merger Costs

Noninterest expenses were $22.8 million for the third quarter of 2013, down sequentially by $432 thousand or 1.9% compared to $23.3 million in the second quarter of 2013, and up $532 thousand or 2.4% compared to third quarter of 2012.

Excluding the effects of non-recurring merger costs of $586 thousand in third quarter 2013 and $871 thousand in second quarter 2013, operating expenses would have been $22.2 million for the third quarter of 2013, down $147 thousand or 0.7% sequentially, and down $54 thousand or 0.2% compared to same quarter last year. Compensation and benefits were $11.8 million for the third quarter of 2013, down sequentially by $167 thousand or 1.4% compared to $12.0 million in the second quarter of 2013, and down $376 thousand or 3.1% compared to third quarter of 2012. The decrease sequentially was attributable to a reduction in salary and overtime costs and ongoing efficiency efforts. The decrease relative to 2012 was related to a $416 thousand decrease in VBA medical costs when compared to the third quarter of 2012.

The efficiency ratio was 66.49% for the third quarter of 2013, compared to 66.81% for the second quarter of 2013 and 66.66% for the same quarter in 2012.  The sequential quarter improvement reflects stable revenue for the quarter coupled with lower operating expenses.   The year over year decrease reflects similar trends on revenue and operating expenses, but also reflects the impact of severance costs on the third quarter 2012 efficiency ratio.

Effective Tax Rate

The provision for income taxes was $2.7 million for the third quarter of 2013 compared to $2.9 million for the second quarter of 2013, and $2.0 million for the same quarter last year. This produced an effective tax rate for the third quarter of 2013 of 30.0% compared to 31.6% for the prior quarter and 26.0% for same quarter last year. The increase in the tax rate as compared to prior year effective tax rates was due to the impact of $413 thousand of nondeductible expenses included in merger costs incurred during the quarter. Merger costs were higher in the sequential quarter, accounting for the higher effective rate. For the nine months ended September 30, 2013 the effective rate was 29.8%, compared to 26.8% for same period prior year.

Balance Sheet Trends

Period end loans increased $81.3 million sequentially or 3.7% compared to the second quarter of 2013, while average loans for the third quarter of 2013 were $2.3 billion, up $71.9 million or 3.3% compared to the second quarter of 2013.  Average securities were $476.9 million for the third quarter, down $10.8 million or 2.2% sequentially and down $71.4 million or 13.0% from $548.3 million for the third quarter of 2012. Average deposits for the third quarter of 2013 were $2.4 billion or essentially flat on a sequential quarter basis compared to the second quarter of 2013.  Average interest and noninterest bearing demand deposit accounts were $1.03 billion at September 30, 2013, a $22.7 million or a 2.3% increase over June 30, 2013.  At September 30, 2013, total period end assets were $3.1 billion, compared to $3.0 billion at June 30, 2013. Period end cash and cash equivalents were $54.2 million at September 30, 2013, an increase of $2.5 million or 4.9% compared to $51.7 million at June 30, 2013.

About StellarOne

StellarOne Corporation is a traditional community bank with assets of $3.1 billion offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of our sole subsidiary, StellarOne Bank, we operate over 50 full-service financial centers, two loan production offices, and over 60 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, Richmond, Tidewater, and Central and North Central Virginia.

Additional information is available on the Company's website at http://www.stellarone.com under “Investor Relations”.  Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol STEL.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by calculating noninterest expense less amortization of intangibles and goodwill impairments and dividing this by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains on securities and losses on foreclosed assets. The report also refers to operating earnings and noninterest income, which reflects both earnings and noninterest income adjusted for non-recurring expenses associated with merger expenses, asset gains and losses or other expenses that are unusual in nature.  Comparison of our efficiency ratio and operating earnings with those of other companies may not be possible because other companies may calculate them differently.  Pre-tax, pre-provision earnings, which adjusts for tax equivalent items and adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. The tangible common equity ratio is used by management to assess the quality of capital and management believes that investors may find it useful in their analysis of the company. This capital measure is not necessarily comparable to similar capital measures that may be presented by other companies. Such information is not in accordance with generally accepted accounting principles in the United States (“GAAP”) and should not be construed as such. These are non-GAAP financial measures that management believes provide investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as "expect," "believe," "estimate," "plan," "project," "anticipate," "intend," "will” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, and (vii) changes may occur in the securities markets. Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at http://www.stellarone.com.

STELLARONE CORPORATION (NASDAQ: STEL)
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands, except per share data)

SUMMARY INCOME STATEMENT	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Interest income - taxable equivalent	$29,007	$29,586	$86,334	$88,960
Interest expense	3,494	4,544	10,971	14,361
Net interest income - taxable equivalent	25,513	25,042	75,363	74,599
Less: taxable equivalent adjustment	675	743	2,054	2,225
Net interest income	24,838	24,299	73,309	72,374
Provision for loan and lease losses	200	1,900	515	4,150
Net interest income after provision for
loan and lease losses	24,638	22,399	72,794	68,224
Noninterest income	7,162	7,401	22,428	21,446
Noninterest expense	22,820	22,288	68,843	67,895
Income tax expense	2,691	1,952	7,862	5,833
Net income	$6,289	$5,560	$18,517	$15,942

Earnings per share available to common shareholders
Basic	$0.28	$0.24	$0.81	$0.69
Diluted	$0.28	$0.24	$0.81	$0.69

SUMMARY AVERAGE BALANCE SHEET	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Total loans	$2,253,777	$2,066,911	$2,192,911	$2,057,773
Total investment securities	476,937	548,345	490,116	507,109
Total earning assets	2,737,018	2,643,968	2,697,694	2,610,999
Total assets	3,049,761	2,973,511	3,017,105	2,936,311
Total deposits	2,453,139	2,438,057	2,456,208	2,406,920
Shareholders' equity	427,325	424,686	429,143	420,811

PERFORMANCE RATIOS	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Return on average assets	0.82%	0.74%	0.82%	0.73%
Return on average equity	5.84%	5.21%	5.77%	5.06%
Return on average realized equity (A)	5.87%	5.34%	5.85%	5.27%
Net interest margin (taxable equivalent)	3.70%	3.77%	3.74%	3.82%
Efficiency (taxable equivalent) (B)	66.49%	66.66%	67.49%	68.71%

CAPITAL MANAGEMENT	September 30,
	2013	2012
Tangible equity ratio	10.56%	10.90%
Tangible common equity ratio	10.56%	10.90%
Period end shares issued and outstanding	22,534,554	22,881,857
Book value per common share	19.11	18.71
Tangible book value per common share	13.90	13.54

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Shares issued (cancelled)	7,950	(8,278)	(361,152)	78,753
Average common shares issued and outstanding	22,732,109	23,104,631	22,816,837	23,086,118
Average diluted common shares issued and outstanding	22,819,990	23,105,549	22,858,528	23,086,465
Cash dividends paid per common share	$0.10	$0.06	$0.28	$0.18

SUMMARY ENDING BALANCE SHEET	September 30,
	2013	2012
Total loans	$2,264,733	$2,055,099
Total investment securities	480,332	557,138
Total earning assets	2,767,152	2,647,905
Total assets	3,082,227	2,959,846
Total deposits	2,446,381	2,421,735
Shareholders' equity	430,716	428,077

OTHER DATA
End of period full-time equivalent employees	715	746

NOTES:
(A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B) Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently. See Non-GAAP reconciliation for detail.

STELLARONE CORPORATION (NASDAQ: STEL)
CREDIT QUALITY (UNAUDITED)
(Dollars in thousands)

CREDIT QUALITY	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Allowance for loan losses:
Beginning of period	$27,366	$30,142	$29,824	$32,588
Provision for loan losses	200	1,900	515	4,150
Charge-offs	(2,077)	(2,733)	(6,052)	(8,528)
Recoveries	338	551	1,540	1,650
Net charge-offs	(1,739)	(2,182)	(4,512)	(6,878)
End of period	$25,827	$29,860	$25,827	$29,860

Accruing Troubled Debt Restructurings	$17,826	$25,003

Loans greater than 90 days past due still accruing	$318	$2

	September 30,
	2013	2012
Non accrual loans	$24,630	$32,544
Non accrual TDR's	1,338	2,628
Total non-performing loans	25,968	35,172
Foreclosed assets	4,449	7,907
Total non-performing assets	$30,417	$43,079
Nonperforming assets as a % of total assets	0.99%	1.46%
Nonperforming assets as a % of loans plus
foreclosed assets	1.34%	2.09%
Allowance for loan losses as a % of total loans	1.14%	1.45%
Annualized net charge-offs as a % of average loans outstanding - 3 months	0.31%	0.42%
Annualized net charge-offs as a % of average loans outstanding - year to date	0.41%	0.45%

	September 30, 2013
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding
Construction and land development	$213,236	$5,249	2.46%
Commercial real estate:
Commercial real estate - owner occupied	387,649	1,459	0.38%
Commercial real estate - non-owner occupied	548,404	2,030	0.37%
Multifamily, nonresidential, farmland and junior liens	132,254	4,268	3.23%
Total commercial real estate	1,068,307	7,757	0.73%
Consumer real estate:
Home equity lines	233,395	1,658	0.71%
Secured by 1-4 family residential, secured by deeds of trust	495,908	10,428	2.10%
Total consumer real estate	729,303	12,086	1.66%
Commercial and industrial loans (except those secured by real estate)	191,732	742	0.39%
Consumer and other	62,155	134	0.22%
Total loans	$2,264,733	$25,968	1.15%

STELLARONE CORPORATION (NASDAQ: STEL)
BALANCE SHEET (UNAUDITED)
(Dollars in thousands, except per share data)

			Percent
			Increase
SELECTED BALANCE SHEET DATA	9/30/2013	9/30/2012	(Decrease)

Assets
Cash and cash equivalents	$54,232	$54,857	-1.14%
Investment securities, at fair value	480,332	557,138	-13.79%
Mortgage loans held for sale	18,696	26,006	-28.11%

Loans:
Construction and land development	213,236	188,868	12.90%
Commercial real estate	1,068,307	913,324	16.97%
Consumer real estate	729,303	738,464	-1.24%
Commercial and industrial loans (except those secured by real estate)	191,732	185,041	3.62%
Consumer and other	62,155	29,402	>100%
Total loans	2,264,733	2,055,099	10.20%
Deferred loan fees	(649)	(191)	>100%
Allowance for loan losses	(25,827)	(29,860)	-13.51%
Net loans	2,238,257	2,025,048	10.53%

Premises and equipment, net	74,033	72,195	2.55%
Core deposit intangibles, net	2,728	3,773	-27.70%
Goodwill	114,167	113,652	0.45%
Bank owned life insurance	45,491	43,736	4.01%
Foreclosed assets	4,449	7,907	-43.73%
Other assets	49,842	55,534	-10.25%

Total assets	3,082,227	2,959,846	4.13%

Liabilities
Deposits:
Noninterest bearing deposits	416,087	349,099	19.19%
Money market & interest checking	1,069,109	1,030,434	3.75%
Savings	310,361	317,077	-2.12%
CD's and other time deposits	650,824	725,125	-10.25%
Total deposits	2,446,381	2,421,735	1.02%

Federal funds purchased and securities sold under agreements to repurchase	29,380	870	>100%
Federal Home Loan Bank advances	126,700	55,000	>100%
Subordinated debt	32,991	32,991	0.00%
Other liabilities	15,734	17,161	-8.32%

Total liabilities	2,651,511	2,531,769	4.73%

Stockholders' equity
Common stock	22,535	22,882	-1.52%
Additional paid-in capital	266,282	271,537	-1.94%
Retained earnings	139,222	122,726	13.44%
Accumulated other comprehensive income	2,677	10,932	-75.51%

Total stockholders’ equity	430,716	428,077	0.62%

Total liabilities and stockholders’ equity	$3,082,227	$2,959,846	4.13%

STELLARONE CORPORATION (NASDAQ: STEL)
QUARTERLY INCOME STATEMENT (UNAUDITED)
(Dollars in thousands)
			Percent
	For the three months ended		Increase
	9/30/2013	9/30/2012	(Decrease)
Interest Income
Loans, including fees	$25,884	$25,812	0.28%
Federal funds sold and deposits in other banks	4	24	-83.33%
Investment securities:
Taxable	1,292	1,725	-25.10%
Tax-exempt	1,152	1,282	-10.14%
Total interest income	28,332	28,843	-1.77%

Interest Expense
Deposits	2,654	3,779	-29.77%
Federal funds purchased and securities sold under agreements to repurchase	24	8	>100%
Federal Home Loan Bank advances	471	413	14.04%
Subordinated debt	345	344	0.29%

Total interest expense	3,494	4,544	-23.11%

Net interest income	24,838	24,299	2.22%
Provision for loan losses	200	1,900	-89.47%
Net interest income after provision for loan losses	24,638	22,399	10.00%

Noninterest Income
Retail banking fees	3,535	3,209	10.16%
Fiduciary and brokerage fee income	1,313	1,172	12.03%
Mortgage banking-related fees	1,326	1,864	-28.86%
Losses on mortgage indemnifications and repurchases	(144)	(28)	>100%
(Losses) gains on sale of premises and equipment	(36)	17	>100%
Gains on securities available for sale	-	9	-100.00%
Losses on sale / impairments of foreclosed assets	(285)	(381)	-25.20%
Income from bank owned life insurance	440	445	-1.12%
Insurance income	127	137	-7.30%
Other operating income	886	957	-7.42%
Total noninterest income	7,162	7,401	-3.23%

Noninterest Expense
Compensation and employee benefits	11,812	12,188	-3.09%
Net occupancy	2,363	2,223	6.30%
Equipment	2,117	1,885	12.31%
Amortization-intangible assets	320	413	-22.52%
Marketing	482	376	28.19%
State franchise taxes	588	564	4.26%
FDIC insurance	463	490	-5.51%
Data processing	371	376	-1.33%
Professional fees	370	587	-36.97%
Telecommunications	368	420	-12.38%
Merger related costs	586	-	100.00%
Other operating expenses	2,980	2,766	7.74%
Total noninterest expense	22,820	22,288	2.39%

Income before income taxes	8,980	7,512	19.54%
Income tax expense	2,691	1,952	37.86%
Net income	$6,289	$5,560	13.11%

STELLARONE CORPORATION (NASDAQ: STEL)
YEAR TO DATE INCOME STATEMENT (UNAUDITED)
(Dollars in thousands)
			Percent
	For the Nine Months Ended		Increase
	9/30/2013	9/30/2012	(Decrease)
Interest Income
Loans, including fees	$76,648	$77,705	-1.36%
Federal funds sold and deposits in other banks	34	90	-62.22%
Investment securities:
Taxable	4,101	5,054	-18.86%
Tax-exempt	3,497	3,886	-10.01%
Total interest income	84,280	86,735	-2.83%

Interest Expense
Deposits	8,621	12,053	-28.47%
Federal funds purchased and securities sold under agreements to repurchase	40	20	100.00%
Federal Home Loan Bank advances	1,287	1,260	2.14%
Subordinated debt	1,023	1,028	-0.49%

Total interest expense	10,971	14,361	-23.61%

Net interest income	73,309	72,374	1.29%
Provision for loan losses	515	4,150	-87.59%
Net interest income after provision for loan losses	72,794	68,224	6.70%

Noninterest Income
Retail banking fees	10,042	9,801	2.46%
Fiduciary and brokerage fee income	3,930	3,583	9.68%
Mortgage banking-related fees	5,088	5,023	1.29%
Losses on mortgage indemnifications and repurchases	(215)	(584)	-63.18%
(Losses) gains on sale of premises and equipment	(60)	10	>100%
Gains on securities available for sale	6	88	-93.18%
Losses on sale / impairments of foreclosed assets	(659)	(1,051)	-37.30%
Income from bank owned life insurance	1,309	1,323	-1.06%
Insurance income	778	796	-2.26%
Other operating income	2,209	2,457	-10.09%
Total noninterest income	22,428	21,446	4.58%

Noninterest Expense
Compensation and employee benefits	36,214	37,112	-2.42%
Net occupancy	6,926	6,382	8.52%
Equipment	6,397	6,255	2.27%
Amortization-intangible assets	951	1,238	-23.18%
Marketing	1,020	1,004	1.59%
State franchise taxes	1,763	1,691	4.26%
FDIC insurance	1,475	1,673	-11.84%
Data processing	1,180	1,052	12.17%
Professional fees	1,718	2,152	-20.17%
Telecommunications	1,125	1,256	-10.43%
Merger related costs	1,457	-	100.00%
Other operating expenses	8,617	8,080	6.65%
Total noninterest expense	68,843	67,895	1.40%

Income before income taxes	26,379	21,775	21.14%
Income tax expense	7,862	5,833	34.78%
Net income	$18,517	$15,942	16.15%

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
THREE MONTHS ENDED September 30, 2013 AND 2012
(Dollars in thousands)

	For the Three Months Ended September 30,
	2013			2012
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,253,777	$25,939	4.57%	$2,066,911	$25,865	4.98%
Investment securities
Taxable	353,221	1,292	1.43%	414,806	1,725	1.63%
Tax exempt (1)	123,716	1,772	5.60%	133,539	1,972	5.78%
Total investments	476,937	3,064	2.51%	548,345	3,697	2.64%

Federal funds sold and deposits in other banks	6,304	4	0.25%	28,712	24	0.33%
	483,241	3,068	2.48%	577,057	3,721	2.53%

Total earning assets	2,737,018	$29,007	4.20%	2,643,968	$29,586	4.45%

Total nonearning assets	312,743			329,543

Total assets	$3,049,761			$2,973,511

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$628,026	$142	0.09%	$604,102	$309	0.20%
Money market	452,570	356	0.31%	437,761	506	0.46%
Savings	312,845	66	0.08%	316,922	219	0.27%
Time deposits:
Less than $100,000	441,680	1,276	1.15%	484,365	1,699	1.40%
$100,000 and more	220,485	814	1.46%	251,863	1,046	1.65%
Total interest-bearing deposits	2,055,606	2,654	0.51%	2,095,013	3,779	0.72%

Federal funds purchased and securities sold under agreements to repurchase	16,003	24	0.59%	1,920	8	1.55%
Federal Home Loan Bank advances	105,159	471	1.75%	55,000	413	2.94%
Subordinated debt	32,991	345	4.10%	32,991	344	4.09%

	154,153	840	2.13%	89,911	765	3.33%

Total interest-bearing liabilities	2,209,759	3,494	0.63%	2,184,924	4,544	0.83%

Total noninterest-bearing liabilities	412,677			363,901

Total liabilities	2,622,436			2,548,825
Stockholders' equity	427,325			424,686

Total liabilities and stockholders' equity	$3,049,761			$2,973,511

Net interest income (tax equivalent)		$25,513			$25,042
Average interest rate spread			3.57%			3.62%
Interest expense as percentage of average earning assets			0.51%			0.68%
Net interest margin			3.70%			3.77%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
NINE MONTHS ENDED September 30, 2013 AND 2012
(Dollars in thousands)

	For the Nine Months Ended September 30,
	2013			2012
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,192,911	$76,820	4.68%	$2,057,773	$77,836	5.05%
Investment securities
Taxable	365,135	4,101	1.48%	370,541	5,054	1.79%
Tax exempt (1)	124,981	5,379	5.68%	136,568	5,980	5.75%
Total investments	490,116	9,480	2.55%	507,109	11,034	2.86%

Federal funds sold and deposits in other banks	14,667	34	0.31%	46,117	90	0.26%
	504,783	9,514	2.49%	553,226	11,124	2.64%

Total earning assets	2,697,694	$86,334	4.28%	2,610,999	$88,960	4.55%

Total nonearning assets	319,411			325,312

Total assets	$3,017,105			$2,936,311

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$626,472	$496	0.11%	$593,817	$1,101	0.25%
Money market	458,729	1,231	0.36%	421,755	1,551	0.49%
Savings	313,930	247	0.11%	307,840	800	0.35%
Time deposits:
Less than $100,000	452,333	4,085	1.21%	495,902	5,381	1.45%
$100,000 and more	226,922	2,562	1.51%	255,595	3,220	1.68%
Total interest-bearing deposits	2,078,386	8,621	0.55%	2,074,909	12,053	0.78%

Federal funds purchased and securities sold under agreements to repurchase	7,256	40	0.73%	1,209	20	2.17%
Federal Home Loan Bank advances	73,617	1,287	2.30%	55,785	1,260	2.97%
Subordinated debt	32,991	1,023	4.09%	32,991	1,028	4.09%

	113,864	2,350	2.72%	89,985	2,308	3.37%

Total interest-bearing liabilities	2,192,250	10,971	0.67%	2,164,894	14,361	0.89%

Total noninterest-bearing liabilities	395,712			350,606

Total liabilities	2,587,962			2,515,500
Stockholders' equity	429,143			420,811

Total liabilities and stockholders' equity	$3,017,105			$2,936,311

Net interest income (tax equivalent)		$75,363			$74,599
Average interest rate spread			3.61%			3.66%
Interest expense as percentage of average earning assets			0.54%			0.73%
Net interest margin			3.74%			3.82%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
SEGMENT INFORMATION (UNAUDITED)
(Dollars in thousands)

At and for the Three Months Ended September 30, 2013

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,375	$790	$18	$(345)	$-	$24,838
Provision for loan losses	200	-	-	-	-	200
Noninterest income	5,858	1,182	1,313	26	(1,217)	7,162
Noninterest expense	20,864	1,380	1,018	775	(1,217)	22,820
Provision for income taxes	2,662	178	94	(243)	-	2,691
Net income (loss)	$6,507	$414	$219	$(851)	$-	$6,289

Total Assets	$2,989,592	$80,267	$4,528	$468,514	$(460,674)	$3,082,227
Average Assets	$2,970,257	$69,485	$2,167	$465,135	$(457,283)	$3,049,761

At and for the Three Months Ended September 30, 2012

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,482	$161	$-	$(344)	$-	$24,299
Provision for loan losses	1,900	-	-	-	-	1,900
Noninterest income	5,525	1,955	1,172	(99)	(1,152)	7,401
Noninterest expense	21,059	1,277	937	167	(1,152)	22,288
Provision for income taxes	1,848	252	69	(217)	-	1,952
Net income (loss)	$5,200	$587	$166	$(393)	$-	$5,560

Total Assets	$2,925,559	$26,309	$636	$466,591	$(459,249)	$2,959,846
Average Assets	$2,945,031	$20,368	$617	$462,947	$(455,452)	$2,973,511

At and for the Nine Months Ended September 30, 2013

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$72,714	$1,598	$19	$(1,022)	$-	$73,309
Provision for loan losses	515	-	-	-	-	515
Noninterest income	17,217	4,854	3,930	79	(3,652)	22,428
Noninterest expense	63,479	4,172	3,056	1,788	(3,652)	68,843
Provision for income taxes	7,470	684	268	(560)	-	7,862
Net income (loss)	$18,467	$1,596	$625	$(2,171)	$-	$18,517

Average Assets	$2,955,487	$51,893	$1,777	$467,295	$(459,347)	$3,017,105

At and for the Nine Months Ended September 30, 2012

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$72,863	$538	$-	$(1,027)	$-	$72,374
Provision for loan losses	4,150	-	-	-	-	4,150
Noninterest income	16,827	4,678	3,632	(235)	(3,456)	21,446
Noninterest expense	64,114	3,766	2,998	473	(3,456)	67,895
Provision for income taxes	5,828	434	192	(621)	-	5,833
Net income (loss)	$15,598	$1,016	$442	$(1,114)	$-	$15,942

Average Assets	$2,908,031	$20,585	$525	$458,776	$(451,606)	$2,936,311

STELLARONE CORPORATION (NASDAQ: STEL)
NON-GAAP RECONCILIATION (UNAUDITED)
(Dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Noninterest expense	$22,820	$23,252	$22,288	$68,843	$67,895
Less:
Merger expense	586	871	-	1,457	-
Amortization of intangible assets	320	320	413	951	1,238
Adjusted noninterest expense	21,914	22,061	21,875	66,435	66,657

Net interest income (tax equivalent)	25,513	24,950	25,042	75,363	74,599
Noninterest income	7,162	7,826	7,401	22,428	21,446
Less:
Gains on sale of securities available for sale	-	-	9	6	88
Losses / impairments on foreclosed assets	(285)	(244)	(381)	(659)	(1,051)
Net revenues	$32,960	$33,020	$32,815	$98,444	$97,008

Efficiency ratio	66.49%	66.81%	66.66%	67.49%	68.71%

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Noninterest income	$7,162	$7,826	$7,401	$22,428	$21,446
Less:
Gains on securities available for sale	-	-	9	6	88
(Losses) gains on sale of premises and equipment	(36)	(14)	17	(60)	10
Operating noninterest income	$7,198	$7,840	$7,375	$22,482	$21,348

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income	$6,289	$6,317	$5,560	$18,517	$15,942
Plus:
Income tax expense	2,691	2,914	1,952	7,862	5,833
Provision for loan losses	200	(385)	1,900	515	4,150
Tax equivalent adjustment	675	678	743	2,054	2,225
Pre-tax pre-provision earnings	$9,855	$9,524	$10,155	$28,948	$28,150

	For the Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Total stockholders' equity	$430,716	$426,329	$428,077
Less:
Core deposit intangibles, net	2,728	3,048	3,773
Goodwill	114,167	114,167	113,652
Net other intangibles	645	708	1,084
Tangible common equity	313,176	308,406	309,568

Total assets	3,082,227	3,014,166	2,959,846
Less:
Core deposit intangibles, net	2,728	3,048	3,773
Goodwill	114,167	114,167	113,652
Net other intangibles	645	708	1,084
Tangible assets	$2,964,687	$2,896,243	$2,841,337

Tangible common equity ratio	10.56%	10.65%	10.90%